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                                                                   EXHIBIT 10.32

                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

     This Amendment No. 2 to Employment Agreement (the "Amendment") is made and entered into as of the 31st day of January 2005 by and between Arlington Lodging Group Inc. (the "Company") and James B. Dale ("Executive").

                                    RECITALS

     WHEREAS, the Company and Executive entered into that certain Employment Agreement dated January 12, 2001 by and between the Company and Executive, as amended by Amendment No. 1 dated October 29, 2001 (collectively, the "Agreement");

     WHEREAS, the Company is a wholly-owned subsidiary of Arlington Hospitality, Inc. (the "Parent");

     WHEREAS, pursuant to the Agreement, Executive is currently employed by the Company as its Chief Financial Officer and Senior Vice President of Finance and serves as Parent's Senior Vice President and Chief Financial Officer; and

     WHEREAS, the Company and Executive have agreed to modify the Agreement as provided herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties herein contained, the parties agree as follow:

1. All capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

2. Amendment to Section 3. Section 3 of the Agreement is amended by deleting it in its entirety and replacing it with the following:

     3. TERM. The term of Executive's employment under this Agreement shall commence January 12, 2001 and shall continue until June 30, 2006, unless earlier terminated (the "Term").

3. Amendment to Section 5. Section 5 of the Agreement is amended by, in the second sentence of such Section, deleting the term "Cash" and replacing it with "Base Salary."

4. Amendment to Section 6. Section 6 of the Agreement is amended by deleting it in its entirety and replacing it with the following:

     6. SEVERANCE UPON TERMINATION WITHOUT CAUSE. If the Company terminates Executive's employment without Cause, then Executive shall be entitled to receive an amount equal to: (i) his then-current Base Salary (as defined in Exhibit A), expense reimbursement, Benefits, Incentive Bonus (as defined in Exhibit A), and Transition, Performance and Retention Bonus (as defined in Exhibit A), each to the extent earned, accrued and unpaid through the date of termination, plus (ii) an


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     amount equal to six (6) months of his then-current Base Salary, which amounts shall be payable in intervals in accordance with the general payroll payment practice of the Company or as otherwise agreed to by the Company and Executive.

5. Amendment to Exhibit A. Exhibit A of the Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit A attached hereto.

6. No Other Amendment. The Employment Agreement has not been amended in any other way other than as set forth in this Amendment.

7. Counterparts. This Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year specified at the beginning hereof.


THE COMPANY:                                 EXECUTIVE:

ARLINGTON LODGING GROUP, INC.

                                             /s/ JAMES B. DALE
                                             -----------------------------------
                                             JAMES B. DALE


By: /s/ STEPHEN K. MILLER
    -------------------------------------
By: /s/ Richard A. Gerhart
    --------------------------------



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                                    EXHIBIT A

For the period commencing on the date of this Amendment No. 3 and continuing through the Term:

1. BASE SALARY. Base salary (the "Base Salary") shall be equal to One Hundred Sixty Eight Thousand Dollars ($168,000) per year, subject to increase from time to time as determined in the sole discretion of the Parent's Board of Directors. This Base Salary shall apply retroactively, as if it were effective on July 1, 2004 until the date of this Agreement (the "Past Period"). To effectuate the retroactive payment of the Base Salary, the Company shall provide Executive with a lump sum payment, subject to applicable withholding and other taxes, in the amount necessary to compensate Executive for the increased base salary over the Past Period.

2. INCENTIVE BONUS. Executive shall be eligible to participate in those bonus and incentive plans and other programs as determined from time to time in the sole discretion of the Parent's Board of Directors (the "Incentive Bonus").

3. TRANSITION, PERFORMANCE AND RETENTION BONUS. On December 31, 2005, so long as Executive is employed by the Company on that date, or, if not employed by the Company on such date the reason for such unemployment is a termination by the Company without Cause, Executive shall be entitled to receive a bonus equal to Ten Thousand Dollars ($10,000) (the "Transition, Performance and Retention Bonus") if, on or before March 31, 2005, Executive successfully facilitates the Parent's negotiation, documentation and closing of an operating line of credit (the "New Line of Credit") for the Parent to replace the Parent's existing line of credit which it has with LaSalle Bank and which expires on April 30, 2005 (the "Existing Line of Credit"), and such New Line of Credit provides for (i) a principal amount of not less than Four Million Dollars ($4,000,000), (ii) a term of at least one year, and (iii) interest to accrue at a rate which is less than that of the Existing Line of Credit.





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